SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 26, 2007
(October 26, 2007)

BAUSCH & LOMB INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

New York	1-4105	16-0345235
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	Number)

One Bausch & Lomb Place

Rochester, NY, 14604-2701

(Address of principal executive offices)

(585) 338-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On October 26, 2007, affiliates of  Warburg Pincus LLC (“Warburg Pincus”) completed their previously announced acquisition of Bausch & Lomb Incorporated (“Bausch & Lomb”). On May 16, 2007, Warburg Pincus entered into a merger agreement with Bausch & Lomb to acquire Bausch & Lomb for a total purchase price of approximately $4.5 billion, including approximately $830 million of debt. Under the terms of the merger agreement, Bausch & Lomb’s shareholders are entitled to receive $65.00 per share in cash, without interest.

Item 1.01  Entry into a Material Definitive Agreement.

On October 24, 2007, Bausch & Lomb entered into Supplemental Indenture No. 11 (the “Supplemental Indenture”) with Citibank, N.A., as trustee (“Trustee”), amending its Indenture, dated as of September 1, 1991, as amended by Supplemental Indentures Nos. 1 to 10, each between Bausch & Lomb and the Trustee (collectively, the “Indenture”). The Supplemental Indenture was entered into as required by the Indenture to reflect that, upon completion of the merger pursuant to which Warburg Pincus acquired Bausch & Lomb (which occurred on October 26, 2007), the 2004 Senior Convertible Securities due 2023 and the Floating Rate Convertible Senior Notes due 2023, issued under the Indenture, are convertible only into cash in an amount equal to the amount the holders would have received if they had converted their securities immediately prior to the completion of the merger. A copy of the Supplemental Indenture is filed herewith as Exhibit 99.1.

Item 8.01  Other Events.

Bausch & Lomb issued a press release on October 26, 2007 announcing the completion of the acquisition of Bausch & Lomb by Warburg Pincus.

Also on October 26, 2007, Bausch & Lomb issued a press release announcing the final results of its tender offers and consent solicitations for its outstanding 6.95% Senior Notes due 2007, 5.90% Senior Notes due 2008, 6.56% Medium-Term Notes due 2026, 7.125% Debentures due 2028, 2004 Senior Convertible Securities due 2023 and Floating Rate Convertible Senior Notes due 2023. The tender offers and consent solicitations expired at 8:00 a.m., New York City time, on October 26, 2007.

Copies of the press releases are filed herewith as Exhibits 99.2 and 99.3, respectively.

Item 9.01  Financial Statements and Exhibits.

(c)

99.1	Supplemental Indenture No. 11, dated October 24, 2007, to Indenture, dated September 1, 1991, as amended, each between Bausch & Lomb Incorporated and Citibank, N.A., as trustee
99.2	Press Release dated October 26, 2007
99.3	Press Release dated October 26, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAUSCH & LOMB INCORPORATED

Date: October 26, 2007	By:	/s/ EFRAIN RIVERA
	Name:	Efrain Rivera
	Title:	Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Supplemental Indenture No. 11, dated October 24, 2007, to Indenture, dated September 1, 1991, as amended, each between Bausch & Lomb Incorporated and Citibank, N.A., as trustee
99.2	Press Release dated October 26, 2007
99.3	Press Release dated October 26, 2007